Exhibit 99.1

Applied Energetics Announces Completion of $10.8 Million Private Placement Offering

TUCSON, AZ, October 9, 2025 / Applied Energetics, Inc. (OTCQB:AERG), a pioneer in ultrashort pulse laser (USPL) and advanced directed energy solutions, today announced that it has closed a private placement (the "Private Placement") of 5,995,674 million shares of its common stock (or pre-funded warrants in lieu thereof) to a group of existing accredited investors at a purchase price of $1.80 per share (or $1.799 per pre-funded warrant in lieu thereof).

The pre-funded warrants are exercisable immediately upon issuance at a price of $0.001 per share until exercised in full but may not be executed in any amount which would cause the holder thereof to beneficially own 5% or more of the company's common stock.

The aggregate proceeds to the Company from the private placement are approximately $10.8 million. The Company intends to use the proceeds for product development, recruitment and retention of employees, investment in one or more strategic partnerships, preparation for a potential uplisting to a national market or exchange, and general corporate purposes.

Titan Partners Group, a division of American Capital Partners, acted as financial advisor to the Company in connection with the Private Placement.

The closing of the offering occurred on October 8, 2025, subject to the satisfaction of customary closing conditions.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Applied Energetics, Inc.

Applied Energetics, Inc. specializes in advanced laser and photonics systems, particularly fiber-based ultrashort pulse (USP) laser technologies. With 26 patents and 6 patents pending, Applied Energetics' proprietary architecture enables orders of magnitude size-weight-power reductions, a key differentiator when compared with traditional continuous wave (CW) laser technology with larger footprints. AE's powerful, dual-use systems are designed for integration and deployment on numerous potential defense platforms for the delivery of high intensity, ultrashort pulses of light to disable or destroy a target. These technologies have applications in both national security and commercial markets. &NegativeThToday, AE's USP optical technologies are being designed to offer flexibility and power for complex missions in national security such as enhancing layered defense strategies to counter complex threats.

For more information about Applied Energetics and its innovative technologies, please visit www.appliedenergetics.com.

Forward Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to the historical or current facts and can be identified by the use of forward-looking words such as "may," "believe," "will," "expect," "project," "anticipate," "estimates," "plans," "strategy," "target," "prospects," or "continue," and words of similar meaning. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of uncertainties and risks that could significantly affect our current plans and expectations, as well as future results of operations and financial condition and may cause our actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. We do not assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting such forward-looking statements.

Applied Energetics, Inc. Investor information contact:

Kevin McGrath, Managing Director
Cameron Associates, Inc.
kevin@cameronassoc.com
T: 646-418-7002

SOURCE: Applied Energetics, Inc.